J.P. Morgan & Co. Incorporated
60 Wall Street
New York, NY 10260-0060
NYSE: symbol: JPM


--------------------------------------------------------------------------------

NEWS RELEASE:         IMMEDIATE                                 October 18, 2000


J.P. MORGAN REPORTS THIRD QUARTER 2000 EARNINGS

J.P. Morgan today reported third quarter net income of $514 million, up from $442 million in the third quarter of 1999. Earnings per share were $2.77, an increase of 25% from $2.22 a year ago. Return on common equity was 18% in the quarter compared with 16% in the third quarter of 1999.

Net income for the first nine months of 2000 was $1.684 billion compared with $1.546 billion in the same period a year ago. Earnings per share were $9.05 compared with $7.76, an increase of 17%. Return on common equity increased to 20% from 19% in the first nine months of 1999.

MERGER ANNOUNCEMENT

On September 13, 2000, The Chase Manhattan Corporation and J.P. Morgan & Co. Incorporated announced that they have agreed to merge. The merged firm will be named J.P. Morgan Chase & Co. The transaction is expected to be accounted for as a pooling of interests and to be tax-free to J.P. Morgan and Chase stockholders. The deal is expected to close by the end of the first quarter of 2001 and is subject to approval by shareholders of both companies, as well as by U.S. Federal and state and foreign regulatory authorities.

HIGHLIGHTS FOR THE THIRD QUARTER:

- Economic value added (EVA) was $227 million, an increase of 170% over the prior year's quarter

-        Revenues of $2.322 billion rose 17% from a year ago

- Asset Management Services revenues rose 11% on strength in private banking

- Investment Banking revenues increased 16% on growth in capital raising and advisory fees

- Combined revenues in Equities, Interest Rate Markets, and Credit Markets increased $222 million

- Proprietary Positioning revenues of $310 million were strong while Equity Investment revenues of $14 million reflected weakness in the telecommunications sector

-        Expenses of $1.609 billion increased 20%


"The diversification of our franchise across markets, products, and regions produced solid results for the quarter," said Douglas A. Warner III, chairman. "As the work on our merger with Chase progresses, we are increasingly optimistic about the growth opportunities and synergies we can realize from our complementary strengths and expanded client franchise."

--------------------------------------------------------------------------------
Press contact:            Joseph M. Evangelisti                     212/648-9589
Investor contact:         Ann B. Patton                             212/648-9446

J.P. Morgan & Co. Incorporated         2


BUSINESS SEGMENT RESULTS

Asset Management Services revenues in the third quarter were $390 million, an increase of 11% over the prior-year period. Private banking revenues were the primary driver of the increase. Revenues from institutional investment management and our equity investment in American Century also rose. Assets under management grew 15% from a year ago to approximately $373 billion at September 30, 2000. This excludes $114 billion of assets under management at American Century, in which we have a 45% interest.

Investment Banking revenues were $426 million in the quarter, up $60 million from the year-ago quarter. Advisory, capital raising, and derivatives origination activities contributed to the increase. For the first nine months of 2000, Thomson Financial Securities Data ranked J.P. Morgan sixth in completed worldwide mergers and acquisitions, with a market share of 16.2%. This compares with a rank of sixth for the 1999 nine months and a share of 13.1%. We ranked sixth among U.S. lead equity underwriters with a market share of 4.3%, compared with sixth and a market share of 5.5% in the 1999 year-to-date period.

Equities revenues increased 78% to $448 million over the prior-year quarter, with equity derivatives the largest contributor to this sector. Revenues from equity derivatives doubled, reflecting sharply higher trading gains across all regions as well as increased client demand, particularly in Europe. Cash equities increased more than 50% on higher volumes in both the U.S. and Europe.

Interest Rate and Currency Markets revenues increased 33% to $426 million over the prior-year quarter because of significantly improved derivatives trading results, primarily in Europe. In the year-ago quarter we had very weak trading results, mainly associated with European markets. Compared to the prior year's quarter, client flows were weaker across most interest rate and currency markets.

Credit Markets revenues were $346 million, down 19% from the prior-year period. While revenues from activities in debt capital markets, structured finance, and Latin America rose, this increase was more than offset by lower revenues from managing our credit risk portfolio. This quarter we recognized valuation gains from improved credit quality in our portfolio, although a lower amount than in last year's quarter, and we recorded mark-to-market losses of approximately $100 million on an equity position taken in a debt restructuring.

Equity Investments revenues were $14 million in the third quarter. The results included realized gains of $118 million on investments in the financial services sector, offset by a reduction of approximately $100 million in unrealized market appreciation, primarily associated with an investment in the telecommunications industry. In the third quarter of 1999, reported revenues were $341 million, mainly as a result of an increase in unrealized appreciation in the portfolio.

Proprietary Positioning revenues were $310 million in the third quarter. Total return - reported revenues and the change in net unrealized value - was $337 million. Proprietary Positioning returns were driven by excellent

J.P. Morgan & Co. Incorporated         3


results in our fixed income and equity relative value portfolios in the U.S. and Europe. In the year-ago quarter Proprietary Positioning revenues were $6 million and total return was a loss of $110 million. The weakness in the year-ago quarter resulted from significant losses in our U.S. government agency investment and Asian portfolios, where we have significantly reduced risk.

OPERATING EXPENSES

In the third quarter 2000, operating expenses were $1.609 billion, an increase of $268 million from the prior-year period. Compensation expense, the primary driver of the increase, rose because of higher performance-driven compensation and new hires, primarily in Investment Banking, Equities, and our corporate e-finance initiatives. The firm's efficiency ratio was 69% for the quarter and 67% for the year to date.

Income tax expense in the quarter totaled $199 million, based on an effective tax rate of 28%, compared to an effective rate of 31% in last year's quarter. The year-to-date effective tax rate is 33%, compared with 34% for the first nine months of 1999.

CAPITAL

The firm purchased approximately $383 million of its common stock (2.8 million shares) in the third quarter under its October 1999 authorization to repurchase up to $3 billion of common stock. The purchases for the first nine months of 2000 totaled $1.5 billion (11.8 million shares). In conjunction with the merger announcement, the Board of Directors cancelled the $142 million remaining under the October 1999 authorization to purchase up to $3 billion of J.P. Morgan common stock and terminated its dividend reinvestment plan. Excess capital averaged $3.8 billion in the quarter compared with $4.1 billion for second quarter of 2000.

At September 30, 2000, under the Federal Reserve Board's capital adequacy guidelines, J.P. Morgan's estimated tier 1 and total risk-based capital ratios were 8.8% and 12.4%, respectively; the estimated leverage ratio was 4.5%. At June 30, 2000, J.P. Morgan's tier 1 and total risk-based capital ratios were 8.4% and 12.1%, respectively, and the leverage ratio was 4.4%.

                                      # # #

J.P. Morgan is a leading global financial firm that meets critical financial needs for business enterprises, governments, and individuals. The firm advises on corporate strategy and structure, raises capital, makes markets in financial instruments, and manages investment assets. Morgan also commits its own capital to promising enterprises and invests and trades to capture market opportunities.

This release may contain forward-looking statements. Our statements, which reflect management's beliefs and expectations, are subject to risks and uncertainties that may cause actual results to differ materially from these

J.P. Morgan & Co. Incorporated         4


statements. For a discussion of the risks and uncertainties, please refer to the J.P. Morgan & Co. Incorporated 1999 Annual Report.

J.P. Morgan & Co. Incorporated and The Chase Manhattan Corporation will hold a presentation for investors at 11:00 a.m. (Eastern Daylight Time) on Wednesday, October 18 to review their respective financial results for the quarter ended September 30, 2000. A live audio webcast of the presentation will be available on the Internet at www.jpmorgan.com or www.chase.com. In addition persons interested in listening to the presentation by telephone may dial in at 973-872-3100.

Attached are tables with our segment results; a financial summary; interim consolidated financial statements, which are unaudited; and asset quality tables. J.P. Morgan news releases, including quarterly financial results and a historical financial summary, are available on the Internet at www.jpmorgan.com.

SEGMENT RESULTS
J.P. Morgan & Co. Incorporated

The following table reflects our current management reporting structure. For a description of our segments, please refer to the J.P. Morgan & Co. Incorporated 1999 Annual Report.


                                                                                       Increase /    Increase /      Increase /
                                    Third     Third     Second      Nine      Nine     (Decrease),   (Decrease),     (Decrease),
                                   Quarter   Quarter    Quarter    Months    Months     3Q 2000       3Q 2000         YTD 2000
                                     2000      1999       2000      2000      1999     vs. 3Q 1999   vs. 2Q 2000    vs. YTD 1999
                                   ---------------------------------------------------------------------------------------------
INVESTMENT BANKING
Total revenues                     $  426    $  366     $  426   $ 1,304   $ 1,102         $  60         $   -           $  202
Total expenses                        368       292        383     1,160       893            76           (15)             267
                                   ---------------------------------------------------------------------------------------------
Pretax income                          58        74         43       144       209           (16)           15              (65)
                                   ---------------------------------------------------------------------------------------------
Pretax EVA                             22        50         19        57       138           (28)            3              (81)
                                   ---------------------------------------------------------------------------------------------
Average required economic capital     918       517        631       730       521           401           287              209
                                   ---------------------------------------------------------------------------------------------


EQUITIES
Total revenues                        448       252        504     1,536       892           196           (56)             644
Total expenses                        263       168        297       821       546            95           (34)             275
                                   ---------------------------------------------------------------------------------------------
Pretax income                         185        84        207       715       346           101           (22)             369
                                   ---------------------------------------------------------------------------------------------
Pretax EVA                            152        51        162       595       241           101           (10)             354
                                   ---------------------------------------------------------------------------------------------
Average required economic capital     708       524        762       734       598           184           (54)             136
                                   ---------------------------------------------------------------------------------------------


INTEREST RATE & CURRENCY MARKETS
Total revenues                        426       321        384     1,299     1,530           105            42             (231)
Total expenses                        282       288        280       896       968            (6)            2              (72)
                                   ---------------------------------------------------------------------------------------------
Pretax income                         144        33        104       403       562           111            40             (159)
                                   ---------------------------------------------------------------------------------------------
Pretax EVA                             64       (65)        15       111       255           129            49             (144)
                                   ---------------------------------------------------------------------------------------------
Average required economic capital   1,616     2,012      1,789     1,712     2,042          (396)         (173)            (330)
                                   ---------------------------------------------------------------------------------------------

CREDIT MARKETS
Total revenues                        346       425        348     1,244     1,752           (79)           (2)            (508)
Total expenses                        189       153        164       615       633            36            25              (18)
                                   ---------------------------------------------------------------------------------------------
Pretax income                         157       272        184       629     1,119          (115)          (27)            (490)
                                   ---------------------------------------------------------------------------------------------
Pretax EVA                              6       135         76       242       609          (129)          (70)            (367)
                                   ---------------------------------------------------------------------------------------------
Average required economic capital   4,181     3,716      3,709     3,864     4,225           465           472             (361)
                                   ---------------------------------------------------------------------------------------------


EQUITY INVESTMENTS
Total revenues                         14       341        145       312       333          (327)         (131)             (21)
Total expenses                         28        52         26        99        79           (24)            2               20
                                   ---------------------------------------------------------------------------------------------
Pretax income                         (14)      289        119       213       254          (303)         (133)             (41)
                                   ---------------------------------------------------------------------------------------------
Pretax EVA                           (115)      164         35        (2)      104          (279)         (150)            (106)
                                   ---------------------------------------------------------------------------------------------
Average required economic capital   1,523     1,488      1,661     1,689     1,377            35          (138)             312
                                   ---------------------------------------------------------------------------------------------


PROPRIETARY POSITIONING
Total revenues                        310         6        283       781       156           304            27              625
Total expenses                         72        37         53       181       112            35            19               69
                                   ---------------------------------------------------------------------------------------------
Pretax income                         238       (31)       230       600        44           269             8              556
                                   ---------------------------------------------------------------------------------------------
Pretax EVA                            235      (193)       197       582      (382)          428            38              964
                                   ---------------------------------------------------------------------------------------------
Average required economic capital     347     1,503        489       444     2,111        (1,156)         (142)          (1,667)
                                   ---------------------------------------------------------------------------------------------


ASSET MANAGEMENT SERVICES
Total revenues                        390       350        409     1,206     1,002            40           (19)             204
Total expenses                        302       276        300       905       801            26             2              104
                                   ---------------------------------------------------------------------------------------------
Pretax income                          88        74        109       301       201            14           (21)             100
                                   ---------------------------------------------------------------------------------------------
Pretax EVA                             60        56         87       230       147             4           (27)              83
                                   ---------------------------------------------------------------------------------------------
Average required economic capital     620       565        590       595       553            55            30               42
                                   ---------------------------------------------------------------------------------------------


CORPORATE
Total revenues                        (38)      (76)       (20)      (45)     (100)           38           (18)              55
Total expenses                        105        75        157       447       293            30           (52)             154
                                   ---------------------------------------------------------------------------------------------
Pretax income                        (143)     (151)      (177)     (492)     (393)            8            34              (99)
                                   ---------------------------------------------------------------------------------------------
Pretax EVA                           (112)      (97)      (207)     (559)     (258)          (15)           95             (301)
                                   ---------------------------------------------------------------------------------------------
Average required economic capital  (1,198)   (1,122)    (1,273)   (1,239)   (1,316)          (76)           75               77
                                   ---------------------------------------------------------------------------------------------


CONSOLIDATED
Total revenues                      2,322     1,985      2,479     7,637     6,667           337          (157)             970
Total expenses                      1,609     1,341      1,660     5,124     4,325           268           (51)             799
                                   ---------------------------------------------------------------------------------------------
Pretax income                         713       644        819     2,513     2,342            69          (106)             171
                                   ---------------------------------------------------------------------------------------------
Pretax EVA                            312       101        384     1,256       854           211           (72)             402
                                   ---------------------------------------------------------------------------------------------
Average required economic capital   8,715     9,203      8,358     8,529    10,111          (488)          357           (1,582)
                                   ---------------------------------------------------------------------------------------------

J.P. Morgan & Co. Incorporated


NOTES TO SEGMENT RESULTS TABLE:

 -- We define economic value added (EVA) as operating income, adjusted to reflect certain segments on a total return basis, less preferred stock dividends and a charge for the cost of equity capital. The firm's cost of equity capital is currently estimated at 10.5%.


 -- Corporate includes revenues and expenses related to Euroclear activities, as follows:

                                    Third           Third         Second
                                  Quarter         Quarter        Quarter        Nine Months         Nine Months
 In millions                         2000            1999           2000               2000                1999
---------------------------------------------------------------------------------------------------------------
Total revenues                       $87             $58            $81              $244                 $188
Total expenses                         8               8              4                21                   20
---------------------------------------------------------------------------------------------------------------
Pretax income                         79              50             77               223                  168
---------------------------------------------------------------------------------------------------------------


REQUIRED VERSUS AVAILABLE CAPITAL
J.P. Morgan & Co. Incorporated

                                                                  Third             Nine
                                                                 Quarter           Months
 In millions                                                      2000              2000
------------------------------------------------------------------------------------------
Average common equity                                           $11,030           $10,853
Trust preferred securities                                        1,150             1,150
Fixed and adjustable preferred stock                                444               444
Other adjustments                                                  (101)              (71)
------------------------------------------------------------------------------------------
Total available capital                                          12,523            12,376
------------------------------------------------------------------------------------------
Total required economic capital of
    business segments                                             9,913             9,768
Corporate                                                         1,272             1,282
Diversification                                                  (2,470)           (2,521)
------------------------------------------------------------------------------------------
Total required economic capital                                   8,715             8,529
------------------------------------------------------------------------------------------
Excess available capital                                          3,808             3,847
------------------------------------------------------------------------------------------


ADVISORY AND UNDERWRITING FEES
J.P. Morgan & Co. Incorporated

-------------------------------------------------------------------------------------------------------------------------
                                                ADVISORY             UNDERWRITING REVENUE              TOTAL ADVISORY AND
In millions                                         FEES             AND SYNDICATION FEES               UNDERWRITING FEES
-------------------------------------------------------------------------------------------------------------------------
Third Quarter 2000                                 $ 195                            $ 205                          $ 400

Third Quarter 1999                                   204                              194                            398

Second Quarter 2000                                  249                              219                            468
-------------------------------------------------------------------------------------------------------------------------

Nine Months 2000                                     680                              731                          1,411

Nine Months 1999                                     560                              685                          1,245

-------------------------------------------------------------------------------------------------------------------------

J.P. Morgan & Co. Incorporated


FINANCIAL SUMMARY
J.P. Morgan & Co. Incorporated
--------------------------------------------------------------------------------

Dollars in millions, except share data

                                                                                          Second
                                                        Third Quarter                     Quarter                 Nine Months
                                             -----------------------------------      ----------------    --------------------------
                                                    2000              1999                   2000                2000          1999
                                             -----------------------------------      ----------------    --------------------------
Net Income                                          $514              $442                   $542              $1,684        $1,546
Economic value added (EVA) - after taxes             227                84                    258                 843           564

Per common share:
Net income
     Basic                                         $2.97             $2.39                  $3.10               $9.64         $8.33
     Diluted                                        2.77              2.22                   2.90                9.05          7.76
Dividends declared                                  1.00              0.99                   1.00                3.00          2.97
Book value                                        $62.31            $58.42                 $60.76
------------------------------------------------------------------------------------------------------------------------------------

Common shares issued and outstanding
     at period-end                           159,770,014       174,880,978            159,869,519
-----------------------------------------------------------------------------------------------------------------------------------

Weighted-average number of common
     and dilutive potential common shares
     outstanding                             181,478,885       194,671,633            183,730,614         182,933,133   195,864,571
------------------------------------------------------------------------------------------------------------------------------------


Dividends declared on common stock                  $160              $174                   $159                $482          $523
Dividends declared on preferred stock                 10                 7                     10                  29            25
------------------------------------------------------------------------------------------------------------------------------------

Annualized rate of return on average
     common stockholders' equity                    18.2%             15.6%                  19.6%               20.4%         18.6%
As % of period-end total assets:
     Common equity                                   4.0%              4.4%                   4.2%
     Total equity                                    4.3               4.7                    4.4
------------------------------------------------------------------------------------------------------------------------------------

Regulatory capital ratios  (a)
     Tier 1 risk-based capital ratio                 8.8%              9.1%                   8.4%
     Total risk-based capital ratio                 12.4              13.2                   12.1
     Leverage ratio                                  4.5               4.8                    4.4
Risk-adjusted assets  (a)                        138,049           134,941                140,354
------------------------------------------------------------------------------------------------------------------------------------

Average balances
     Debt investment securities (b)               $5,851           $27,316                 $7,263              $8,589        30,196
     Loans                                        26,103            26,026                 26,399              26,384        26,358
     Total interest-earning assets               195,702           190,178                194,812             192,038       193,217
     Total assets                                270,425           255,909                271,254             267,390       264,009
     Total interest-bearing liabilities          185,267           183,154                184,591             182,066       187,522
     Total liabilities                           258,701           244,141                259,663             255,843       252,369
     Common stockholders' equity                  11,030            11,074                 10,897              10,853        10,946
     Total stockholders' equity                   11,724            11,768                 11,591              11,547        11,640

Net interest earnings before credit loss             361               405                    393               1,225         1,260
    provisions (fully taxable basis)
Net yield on interest-earning assets                0.73%             0.84%                  0.81%               0.85%         0.87%
------------------------------------------------------------------------------------------------------------------------------------

Employees at period-end                           17,044            15,287                 15,988
------------------------------------------------------------------------------------------------------------------------------------

(a) Regulatory capital ratios and risk-adjusted assets are estimates at September 30, 2000.

(b) Average debt investment securities are computed on historical amortized cost, excluding the effects of SFAS No. 115 adjustments.

J.P. Morgan & Co. Incorporated


CONSOLIDATED STATEMENT OF INCOME
J.P. Morgan & Co. Incorporated
--------------------------------------------------------------------------------

In millions, except share data

                                                                                 Three months ended
                                           --------------------------------------------------------------------------------------
                                            September 30        September 30         Increase/          June 30        Increase/
                                                    2000                1999         (Decrease)            2000        (Decrease)
                                           --------------------------------------------------------------------------------------
NET INTEREST REVENUE
Interest revenue                                  $3,354              $2,783              $571           $3,244             $110
Interest expense                                   3,004               2,394               610            2,865              139
---------------------------------------------------------------------------------------------------------------------------------

Net interest revenue                                 350                 389               (39)             379              (29)

Reversal of provision for loan losses                 (7)                (45)               38               (4)              (3)
---------------------------------------------------------------------------------------------------------------------------------
Net interest revenue after loan
     loss provisions                                 357                 434               (77)             383              (26)


NONINTEREST REVENUES
Trading revenue                                      852                 424               428              906              (54)
Advisory and underwriting fees                       400                 398                 2              468              (68)
Investment management fees                           284                 270                14              303              (19)
Fees and commissions                                 233                 206                27              232                1
Investment securities (loss) / revenue                (1)                271              (272)             128             (129)
Other revenue / (loss)                               197 (a)             (18)(a)           215               59 (b)          138
---------------------------------------------------------------------------------------------------------------------------------
Total noninterest revenues                         1,965               1,551               414            2,096             (131)

Total revenues, net                                2,322               1,985               337            2,479             (157)

OPERATING EXPENSES
Employee compensation and benefits                 1,118                 889               229            1,097               21
Net occupancy                                         91                  82                 9               81               10
Technology and communications                        247                 229                18              246                1
Other expenses                                       153                 141                12              236              (83)
---------------------------------------------------------------------------------------------------------------------------------
Total operating expenses                           1,609               1,341               268            1,660              (51)

Income before income taxes                           713                 644                69              819             (106)
Income taxes                                         199                 202                (3)             277              (78)
---------------------------------------------------------------------------------------------------------------------------------
Net income                                           514                 442                72              542              (28)

PER COMMON SHARE
Net income:
     Basic                                         $2.97               $2.39             $0.58            $3.10           ($0.13)
     Diluted                                        2.77                2.22              0.55             2.90            (0.13)
Dividends declared                                  1.00                0.99              0.01             1.00                -
---------------------------------------------------------------------------------------------------------------------------------

(a) Includes a reversal of provision for credit losses on lending commitments of $29 million and $15 million for the three months ended September 30, 2000 and 1999, respectively.

(b) Includes a provision for credit losses on lending commitments of $37 million for the three months ended June 30, 2000.

J.P. Morgan & Co. Incorporated


CONSOLIDATED STATEMENT OF INCOME
J.P. Morgan & Co. Incorporated
--------------------------------------------------------------------------------

In millions, except share data

                                                                                    Nine months ended
                                                          -----------------------------------------------------------------
                                                                 September 30            September 30            Increase/
                                                                         2000                    1999            (Decrease)
                                                          -----------------------------------------------------------------
NET INTEREST REVENUE
Interest revenue                                                       $9,629                  $8,253               $1,376
Interest expense                                                        8,447                   7,050                1,397
---------------------------------------------------------------------------------------------------------------------------

Net interest revenue                                                    1,182                   1,203                  (21)

Reversal of provision for loan losses                                     (11)                   (150)                 139
---------------------------------------------------------------------------------------------------------------------------
Net interest revenue after loan
     loss provisions                                                    1,193                   1,353                 (160)

NONINTEREST REVENUES
Trading revenue                                                         2,708                   2,361                  347
Advisory and underwriting fees                                          1,411                   1,245                  166
Investment management fees                                                863                     776                   87
Fees and commissions                                                      749                     611                  138
Investment securities revenue                                             284                     201                   83
Other revenue                                                             429 (a)                 120 (a)              309
---------------------------------------------------------------------------------------------------------------------------
Total noninterest revenues                                              6,444                   5,314                1,130

Total revenues, net                                                     7,637                   6,667                  970

OPERATING EXPENSES
Employee compensation and benefits                                      3,515                   2,955                  560
Net occupancy                                                             254                     244                   10
Technology and communications                                             751                     707                   44
Other expenses                                                            604                     419                  185
---------------------------------------------------------------------------------------------------------------------------
Total operating expenses                                                5,124                   4,325                  799

Income before income taxes                                              2,513                   2,342                  171
Income taxes                                                              829                     796                   33
---------------------------------------------------------------------------------------------------------------------------
Net income                                                              1,684                   1,546                  138

PER COMMON SHARE
Net income:
     Basic                                                              $9.64                   $8.33                $1.31
     Diluted                                                             9.05                    7.76                 1.29
Dividends declared                                                       3.00                    2.97                 0.03
---------------------------------------------------------------------------------------------------------------------------

(a) Includes a net provision for credit losses on lending commitments of $9 million and $20 million for the nine months ended September 30, 2000 and 1999, respectively.

J.P. Morgan & Co. Incorporated


CONSOLIDATED BALANCE SHEET (PRELIMINARY)
J.P. Morgan & Co. Incorporated
--------------------------------------------------------------------------------

In millions, except share data                                                               September 30     June 30   December 31
                                                                                                     2000        2000          1999
                                                                                             --------------------------------------
ASSETS
Cash and due from banks                                                                         $     881  $    2,498    $    2,463
Interest-earning deposits with banks                                                                5,156       5,122         2,345
Debt investment securities available-for-sale                                                       5,050       5,920        14,286
Equity investment securities                                                                        1,484       1,738         1,734
Trading account assets (including derivative receivables of $35,549 at September 2000,
   $39,115 at June 2000 and $43,658 at December 1999)                                             140,428     124,391       117,592
Securities purchased under agreements to resell ($42,713 at September 2000, $41,910 at
   June 2000 and $34,470 at December 1999) and federal funds sold                                  43,788      43,010        35,970
Securities borrowed                                                                                34,874      33,359        34,716
Loans, net of allowance for loan losses of $258 at September 2000, $283 at June 2000 and
   $281 at December 1999                                                                           26,729      26,898        26,568
Accrued interest and accounts receivable                                                            6,050       6,654        10,119
Premises and equipment, net of accumulated depreciation of $1,271 at September 2000,
      $1,361 at June 2000 and $1,319 at December 1999                                               2,086       2,038         1,997
Other assets                                                                                       15,155      14,695        13,108
-----------------------------------------------------------------------------------------------------------------------------------

Total assets                                                                                      281,681     266,323       260,898
-----------------------------------------------------------------------------------------------------------------------------------

LIABILITIES
Deposits (including interest-bearing deposits of $38,402 at September 2000, $43,873
   at June 2000 and $43,922 at December 1999)                                                      40,184      46,511        45,319
Trading account liabilities (including derivative payables of $37,886 at September 2000,
   $40,193 at June 2000 and $44,976 at December 1999)                                              83,537      81,324        80,417
Securities sold under agreements to repurchase ($82,748 at September 2000, $67,228 at
     June 2000 and $58,950 at December 1999) and federal funds purchased                           83,267      67,600        59,693
Commercial paper                                                                                   12,124       8,152        11,854
Other liabilities for borrowed money                                                               12,813       9,709        10,258
Accounts payable and accrued expenses                                                              10,366      10,730        10,621
Long-term debt not qualifying as risk-based capital                                                16,486      18,025        19,048
Other liabilities, including allowance for credit losses of $134 at September 2000, $163
   at June 2000 and $125 at December 1999                                                           4,801       6,383         5,897
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                  263,578     248,434       243,107
Liabilities qualifying as risk-based capital:
Long-term debt                                                                                      4,991       4,988         5,202
Company-obligated mandatorily redeemable preferred securities of subsidiaries                       1,150       1,150         1,150
-----------------------------------------------------------------------------------------------------------------------------------

Total liabilities                                                                                 269,719     254,572       249,459

STOCKHOLDERS' EQUITY
Preferred stock (authorized shares: 10,000,000)
   Adjustable rate cumulative preferred stock, $100 par value (issued: 2,444,300)                     244         244           244
   Variable cumulative preferred stock, $1,000 par value (issued and outstanding: 250,000)            250         250           250
   Fixed cumulative preferred stock, $500 par value (issued and outstanding: 400,000)                 200         200           200
Common stock, $2.50 par value (authorized shares: 500,000,000; issued: 200,998,455 at
   September 2000, June 2000 and December 1999)                                                       502         502           502
Capital surplus                                                                                     1,211       1,229         1,249
Common stock issuable under stock award plans                                                       2,157       2,152         2,002
Retained earnings                                                                                  12,052      11,717        10,908
Accumulated other comprehensive income:
   Net unrealized gains on investment securities, net of taxes                                         25          53            44
   Foreign currency translation, net of taxes                                                         (15)        (14)          (18)
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                   16,626      16,333        15,381
Less: treasury stock (41,228,441 common shares and 15,000 preferred shares at
   September 2000, 41,128,936 common shares and 15,000 preferred shares at June 2000
   and 36,200,897 common shares at December 1999) at cost                                           4,664       4,582         3,942
-----------------------------------------------------------------------------------------------------------------------------------
Total stockholders' equity                                                                         11,962      11,751        11,439
-----------------------------------------------------------------------------------------------------------------------------------
Total liabilities and stockholders' equity                                                        281,681     266,323       260,898
-----------------------------------------------------------------------------------------------------------------------------------

CREDIT EXPOSURES (PRELIMINARY)
J.P. Morgan & Co. Incorporated

CREDIT EXPOSURE (PRELIMINARY)

                                                           September 30, 2000                               December 31, 1999
                                    ------------------------------------------   ---------------------------------------------
   In billions                         Carrying value              Fair value       Carrying value                 Fair value
   ---------------------------------------------------------------------------------------------------------------------------
   Derivatives                                  $35.5 (a)               $35.5                $43.7 (a)                  $43.7
   Loans and lending commitments                 26.6 (b)                26.7                 26.4 (b)                   26.5
   ---------------------------------------------------------------------------------------------------------------------------
   Total credit exposures   (c)                  62.1                    62.2                 70.1                       70.2
   ---------------------------------------------------------------------------------------------------------------------------

   (a) Carried at fair value on the balance sheet with changes in fair value recorded in the income statement. Includes credit valuation adjustment as of September 30, 2000 and December 31, 1999 of $617 million and $670 million, respectively.

   (b) Amount net of allowance for credit losses of $392 million as of September 30, 2000 and $406 million as of December 31, 1999. Carrying value excludes the notional value of lending commitments, which are off-balance-sheet instruments.

   (c) Substantially all credit risk related to derivatives, loans, and lending commitment exposures are managed by the Credit Markets segment.


CREDIT EXPOSURE BEFORE AND AFTER COLLATERAL (PRELIMINARY)

                                                                                              After collateral and netting (b)
                                                                                    ------------------------------------------
                                    September 30, 2000      December 31, 1999          September 30, 2000    December 31, 1999
   In billions                          Gross Exposure         Gross Exposure                Net Exposure         Net Exposure
   ---------------------------------------------------------------------------------------------------------------------------
   Derivatives                                   $35.5 (a)              $43.7 (a)                   $30.2 (a)           $37.7 (a)
   Loans   (c)                                    27.0                   26.8                        18.8                18.9
   ---------------------------------------------------------------------------------------------------------------------------

   (a) Includes the benefit of master netting agreements of $79.9 billion and $94.0 billion at September 30, 2000 and December 31, 1999, respectively.

   (b) Collateral held consisting of highly rated liquid securities (U.S. government securities) and cash was as follows: derivatives - $5.3 billion (September 30, 2000) and $6 billion (December 31, 1999); and loans - $8.2 billion (September 30, 2000) and $7.9 billion (December 31,
       1999).

   (c) Before allowance for credit losses.


COUNTERPARTY CREDIT QUALITY (PRELIMINARY)

                                                                                                             Loans and lending
                                                                   Derivatives                                     commitments
                                    ------------------------------------------   ---------------------------------------------
                                     September 30, 2000      December 31, 1999      September 30, 2000       December 31, 1999
   ---------------------------------------------------------------------------------------------------------------------------
   AAA, AA                                           52 %                   52 %                    42 %                    43 %
   A                                                 34                     31                      31                      29
   BBB                                                9                     12                      16                      18
   BB or below                                        5                      5                      11                      10
   ---------------------------------------------------------------------------------------------------------------------------
                                                    100                    100                     100                     100
   ---------------------------------------------------------------------------------------------------------------------------

   Estimated percentages of credit exposures by counterparty credit rating based on internal credit ratings. Ratings of AAA, AA, A and BBB represent investment-grade ratings and are analogous to those of public rating agencies in the United States. Credit exposures reflect the benefits of master netting agreements, collateral, and purchased credit protection (i.e. credit derivatives).


EQUITY INVESTMENT SECURITIES
J.P. Morgan & Co. Incorporated

   The following table shows gross unrealized gains and losses, a comparison of the cost, fair value and carrying value of marketable, nonmarketable, and SBIC (small business investment company) securities portfolios of J.P. Morgan consolidated. A substantial portion of these are included in our Equity Investments segment.

   In millions: September 30                    Marketable    Nonmarketable               SBIC securities
   -------------------------------------------------------------------------------------------------------
   Accounting                    Fair value through equity             Cost   Fair value through earnings
   -------------------------------------------------------------------------------------------------------
   Cost                                               $198             $774                          $303
   -------------------------------------------------------------------------------------------------------
   Gross unrealized gains                               36               88                           185
   Gross unrealized losses                             (12)             (13)                            -
   -------------------------------------------------------------------------------------------------------
   Net unrealized gains                                 24               75                           185
   -------------------------------------------------------------------------------------------------------
   Fair value                                          222              849                           488
   -------------------------------------------------------------------------------------------------------
   Carrying value on balance sheet                     222              774                           488
   -------------------------------------------------------------------------------------------------------

J.P. Morgan & Co. Incorporated
ASSET QUALITY

IMPAIRED LOANS
J.P. Morgan & Co. Incorporated

------------------------------------------------------------------------------------------------------------------------------------

                                                                    September 30,                   June 30,          September 30,
In millions                                                                  2000                       2000                   1999
------------------------------------------------------------------------------------------------------------------------------------
Impaired loans:
   Commercial and industrial                                                 $113                       $122                   $131
   Other                                                                       15                         18                     38
------------------------------------------------------------------------------------------------------------------------------------

Total impaired loans                                                          128                        140                    169
------------------------------------------------------------------------------------------------------------------------------------

ALLOWANCES FOR CREDIT LOSSES
J.P. Morgan & Co. Incorporated

Allowance for loan losses
-----------------------------------------------------------------------------------------------------------------------------------
                                                    Third Quarter      Nine Months Ended     Third Quarter       Nine Months Ended
In millions                                                  2000     September 30, 2000              1999      September 30, 1999
-----------------------------------------------------------------------------------------------------------------------------------
Beginning balance                                            $283                   $281              $335                    $470
-----------------------------------------------------------------------------------------------------------------------------------
(Reversal of provision) for loan losses                        (7)                   (11)              (45)                   (150)
-----------------------------------------------------------------------------------------------------------------------------------
Recoveries                                                      -                     12                17                      23
Charge-offs: (a)
   Commercial and industrial                                   (5)                    (5)               (6)                    (16)
   Other, primarily other financial institutions              (13)                   (19)                -                     (26)
-----------------------------------------------------------------------------------------------------------------------------------
Net (charge-offs) / recoveries                                (18)                   (12)               11                     (19)
-----------------------------------------------------------------------------------------------------------------------------------
Ending balance                                                258                    258               301                     301
-----------------------------------------------------------------------------------------------------------------------------------

(a) Charge-offs include losses on loan sales of $6 million for the three and nine months ended September 30, 2000. Charge-offs include losses on loan sales of $3 million for the three months ended September 30, 1999. Charge-offs include losses on loan sales, primarily banks and other financial institutions, of $33 million for the nine months ended September 30, 1999.

Components of the allowance for loan losses
------------------------------------------------------------------------------------------------------------------------------------
                                                                    September 30,                   June 30,          September 30,
In millions                                                                  2000                       2000                   1999
------------------------------------------------------------------------------------------------------------------------------------
Specific counterparty components in the U.S.                                  $ 6                        $ 9                    $ 9
Specific counterparty components outside the U.S.                              65                         66                     23
------------------------------------------------------------------------------------------------------------------------------------
Total specific counterparty                                                    71                         75                     32
Expected loss                                                                 187                        208                    269
------------------------------------------------------------------------------------------------------------------------------------
Total allowance                                                               258                        283                    301
------------------------------------------------------------------------------------------------------------------------------------

Allowance for credit losses on lending commitments*
-----------------------------------------------------------------------------------------------------------------------------------
                                                      Third Quarter     Nine Months Ended    Third Quarter       Nine Months Ended
In millions                                                    2000    September 30, 2000             1999      September 30, 1999
-----------------------------------------------------------------------------------------------------------------------------------
Beginning balance                                              $163                  $125             $160                    $125
-----------------------------------------------------------------------------------------------------------------------------------
(Reversal of provision) provision for credit losses             (29)                    9              (15)                     20
-----------------------------------------------------------------------------------------------------------------------------------
Ending balance                                                  134                   134              145                     145
-----------------------------------------------------------------------------------------------------------------------------------

Components of the allowance for credit losses on lending commitments*
------------------------------------------------------------------------------------------------------------------------------------
                                                                         September 30,              June 30,          September 30,
In millions                                                                       2000                  2000                   1999
------------------------------------------------------------------------------------------------------------------------------------
Specific counterparty components in the U.S.                                       $ 2                  $ 19                   $ 20
Specific counterparty components outside the U.S.                                    4                     4                      3
------------------------------------------------------------------------------------------------------------------------------------
Total specific counterparty                                                          6                    23                     23
Expected loss                                                                      128                   140                    122
------------------------------------------------------------------------------------------------------------------------------------
Total allowance                                                                    134                   163                    145
------------------------------------------------------------------------------------------------------------------------------------

* Includes commitments to extend credit, standby letters of credit, and guarantees.